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                                                                    EXHIBIT 99.2

                      THIS PROXY IS SOLICITED ON BEHALF OF
               THE BOARD OF DIRECTORS OF VIEWLOGIC SYSTEMS, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

                                           ,

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
P      The undersigned stockholder of Viewlogic Systems, Inc., a
R      Delaware corporation ("Viewlogic"), hereby acknowledges
O      receipt of the Notice of Special Meeting of Stockholders and
X      Joint Proxy Statement/Prospectus, each dated            ,
Y      1999, and hereby appoints William J. Herman and Peter T.
       Johnson, and each of them, proxies, with full power of
       substitution, to represent the undersigned and to vote as
       designated on the reverse side, all shares of common stock of Viewlogic that the undersigned is entitled to vote at the
       Special Meeting of Stockholders of Viewlogic to be held on ,
           at      a.m., local time, at the offices of Viewlogic,
       293 Boston Post Road West, Marlboro, Massachusetts 01752 and
       at any postponement or adjournment thereof.
       THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS
       SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE SHARES
       REPRESENTED BY THIS PROXY WILL BE VOTED FOR (I) THE APPROVAL
       AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER OF
       SUMMIT AND VIEWLOGIC AND (II) AS THE PROXIES DEEM ADVISABLE
       ON ALL OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.
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A VOTE FOR THE FOLLOWING PROPOSAL IS RECOMMENDED BY THE BOARD OF DIRECTORS

PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE:  /X/

             / / FOR             / / AGAINST             / / ABSTAIN

    - the approval and adoption of the agreement and plan of reorganization by and among Summit Design, Inc., Hood Acquisition Corp., a wholly owned subsidiary of Summit, and Viewlogic, pursuant to which Hood will merge into Viewlogic and each outstanding share of capital stock of Viewlogic will be converted into the right to receive 0.67928 of a share of Summit common stock, and the transactions contemplated by the merger agreement, including the merger; and

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
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    In their discretion, the proxies are authorized to vote or otherwise represent the shares on any and all other business that may properly come before the meeting or any postponement adjournment thereof, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, to establish a quorum or to obtain additional votes in favor of the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, or to postpone or adjourn the meeting.

    Please sign exactly as your name appears on your stock certificate. If the stock is held by joint tenants or as community property, both should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

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                                                    New Address (if applicable)